UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2016

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 29, 2016, we issued a press release announcing a research collaboration with Luna Innovations, Inc. to test the feasibility of incorporating taurolidine into electrospun nanofibers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed, we have brought several actions in Germany against our competitor TauroPharm GmbH alleging patent infringement and unfair competition. A hearing of the German Patent and Trademark Office was held on Wednesday June 29, 2016, at which the panel affirmed its preliminary finding that the utility model of our Prosl Patent was invalid based upon prior publication of a reference to the benefits that may be associated with adding heparin to a taurolidine based solution. This judgment has only a declaratory effect, as the utility model had expired in November 2015, and it has no bearing on the ongoing consideration of the validity and possible infringement of the Prosl Patent by the European Patent Office (EPO). The EPO has yet to determine a hearing date for that proceeding.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.                    Description

99.1                                Press Release dated June 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: July 5, 2016	By:	/s/ Randy Milby
	Name:	Randy Milby
	Title:	Chief Executive Officer